SECOND AMENDMENT TO LEASE

This Second Amendment to Lease ("Amendment") dated, for reference purposes only, as of November 7, 2019, to that certain Lease dated November 1, 2006, by and between **BRADSHAW PLAZA, ASSOCIATES, INC. dba BRADSHAW PLAZA** as "Lessor," herein, and **AMERICAN RIVER BANK** as "Lessee" herein, (the "Parties") regarding Suite 100 at 9750 Business Park Drive, Sacramento, CA 95827.

RECITALS

Whereas, the Parties executed a Lease dated November 1, 2006 located at 9750 Business Park Drive, Suite 100, Sacramento, CA 95827, for approximately 3,711 square feet (the "Premises"); and

Whereas, the Parties extended the Lease for the Premises for a three (3) year term with a one (1) three (3) year option commencing December 1, 2016; and

Whereas, the Parties desire to extend the Lease for the Premises for three (3) years commencing December 1, 2019.

Now, therefore, the Lessor and Lessee agree as follows:

1. **BASE MONTHLY RENT:** Lessee shall pay to Lessor as base rent for the Premises monthly payments as follows:

Months	Base Monthly Rent
1 – 36	$ 6,679.80 per month (\$1.80 per square foot)

2. **OPERATING EXPENSES:** Lessor shall continue to be responsible for all Base Year ("2006") operating expenses associated with the operation of the office park (excepting Lessee's janitorial which Lessee contracts directly for). Lessee will pay its proportionate share of increases in the operating expenses for subsequent years. "Base Year" is defined as the calendar year 2006.

Except as expressly provided herein, all the terms, covenants, conditions and provisions of the Lease dated November 1, 2006 and subsequent Amendments shall remain unchanged and shall continue in full force and effect throughout the remainder of the term of the Lease, this Amendment and any extension thereof.

LESSEE: AMERICAN RIVER BANK

By: [signature]

Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer

Date: November 27, 2019

LESSOR: BRADSHAW PLAZA ASSOCIATES, INC.
dba BRADSHAW PLAZA

By: D. Bruce Fite by Charles D. Fite [signature] P.O.A.

D. Bruce Fite, Lessor

Date: 12-4-2019